UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 27, 2013

GateHouse Media, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33091	36-4197635
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 WillowBrook Office Park, Fairport, New York	14450
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 585-598-0030

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership.

On September 27, 2013, the Company and certain of its subsidiaries (collectively with the Company, the “Debtors”) commenced voluntary chapter 11 proceedings (the “Chapter 11 Cases”) under the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

Concurrently with the commencement of the Chapter 11 Cases, the Debtors have filed and requested confirmation of a prepackaged plan of reorganization (the “Plan”).

The Debtors solicited votes of holders of claims under the 2007 Credit Agreement (as defined below) and certain interest rate swaps secured thereunder (collectively, the “Secured Debt), including certain affiliates of the Debtors. The Plan was accepted by the only impaired class of creditors entitled to vote on the Plan. Specifically, 79 out of the 80 holders of Secured Debt entitled to vote holding an aggregate amount of $1,199,317,153 (representing 99.99% of the total Secured Debt) voted to accept the Plan. No creditors voted to reject the Plan.

Pension, trade and all other unsecured claims of the Company would not be impaired under the Plan and their votes were not solicited. The Company’s common stock would be canceled under the Plan.

Pursuant to a support agreement executed by the administrative agent and lenders constituting the “Required Lenders” under the 2007 Credit Agreement, the parties thereto have agreed that the commencement of the Chapter 11 Cases in furtherance of the Debtors’ obligations under the support agreement shall not be deemed to constitute a default under the 2007 Credit Agreement. Absent such agreement, the commencement of the Chapter 11 Cases would have constituted an event of default under the Debtors’ credit agreement, dated as of February 27, 2007 (as amended, supplemented or modified from time to time, the “2007 Credit Agreement”), by and among certain affiliates of GateHouse, the Lenders from time to time party thereto and the administrative agent thereto.

The Debtors intend to continue to operate their businesses without interruption as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. Pursuant to the Plan, the Debtors do not need, nor intend to obtain debtor-in-possession (DIP) financing during the Chapter 11 Cases.

Houlihan Lokey Capital Inc. is acting as financial advisor to the Company, and Young Conaway Stargatt & Taylor, LLP is acting as its legal counsel. Additional information is available at the Debtors’ restructuring website at http://dm.epiq11.com/gatehousemedia.

A copy of the press release dated September 27, 2013, announcing, among other things, the commencement of the Chapter 11 Cases, is hereby furnished and attached hereto as Exhibit 99.1.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information required by Item 2.04 relating to the 2007 Credit Agreement is contained in Item 1.03 above and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated September 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GateHouse Media, Inc.

Dated: September 27, 2013	By:	/s/ Michael E. Reed
Michael E. Reed Chief Executive Officer